Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	DAAQ Sponsor LLC

Address of Joint Filer:	c/o Digital Asset Acquisition Corp.
174 Nassau Street, Suite 2100
Princeton, New Jersey 08542

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Digital Asset Acquisition Corp. [DAAQ]

Date of Event Requiring Statement:
(Month/Day/Year):	04/28/2025

Name of Joint Filer:	Peter Ort

Address of Joint Filer:	c/o Digital Asset Acquisition Corp.
174 Nassau Street, Suite 2100
Princeton, New Jersey 08542

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer (Principal Executive Officer)

Issuer Name and Ticker or Trading Symbol:	Digital Asset Acquisition Corp. [DAAQ]

Date of Event Requiring Statement:
(Month/Day/Year):	04/28/2025

Name of Joint Filer:	Jeffrey Tuder

Address of Joint Filer:	c/o Digital Asset Acquisition Corp.
174 Nassau Street, Suite 2100
Princeton, New Jersey 08542

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer (Chief Financial Officer)

Issuer Name and Ticker or Trading Symbol:	Digital Asset Acquisition Corp. [DAAQ]

Date of Event Requiring Statement:
(Month/Day/Year):	04/28/2025